As filed with the Securities and Exchange Commission on November 2, 2016

Registration No. 333-212624

Registration No. 333-198518

Registration No. 333-183693

Registration No. 333-183692

Registration No. 333-176774

Registration No. 333-169292

Registration No. 333-163618

Registration No. 333-153179

Registration No. 333-153178

Registration No. 333-146998

Registration No. 333-135754

Registration No. 333-112838

Registration No. 333-106251

Registration No. 333-101045

Registration No. 333-69512

Registration No. 333-94629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212624

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198518

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183693

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183692

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176774

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169292

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163618

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153179

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153178

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-146998

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135754

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-112838

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106251

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101045

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69512

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-94629

UNDER

THE SECURITIES ACT OF 1933

TIVO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street

San Jose, California 95002

(Address of principal executive offices, including zip code)

TIVO INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

TIVO INC. 1999 EQUITY INCENTIVE PLAN

TIVO INC. 2008 EQUITY INCENTIVE AWARD PLAN

TIVO INC. 1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

TIVO INC. AMENDED & RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

TIVO INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE AWARD PLAN

TIVO INC. AMENDED & RESTATED 1999 EQUITY INCENTIVE PLAN

TIVO INC. AMENDED & RESTATED 1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

TIVO INC. AMENDED AND RESTATED 1997 EQUITY INCENTIVE PLAN

(Full title of the plans)

Thomas Carson

President and Chief Executive Officer

TiVo Solutions Inc.

2160 Gold Street

San Jose, California 95002

(408) 519-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon Gavenman, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

RECENT EVENTS: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of TiVo Solutions Inc. (previously referred to as TiVo Inc.), a Delaware corporation (the “Company”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”):

•	Registration No. 333-94629, registering 1,156,009 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), under the TiVo Inc. Amended and Restated 1997 Equity Incentive Plan, 3,942,144 shares of the Company Common Stock under the TiVo Inc. 1999 Equity Incentive Plan (the “1999 Plan”), 500,000 shares of the Company Common Stock under the TiVo Inc. 1999 Non-Employee Directors’ Stock Option Plan (the “1999 Directors Plan”), 600,000 shares of the Company Common Stock under the TiVo Inc. 1999 Employee Stock Purchase Plan (the “1999 ESPP”) and 75,000 shares of the Company Common Stock outside of the Company’s stock option plans.

•	Registration No. 333-69512, registering 12,000,000 shares of the Company Common Stock under the 1999 Plan, 300,000 shares of the Company Common Stock under the 1999 Directors Plan and 700,000 shares of the Company Common Stock under the 1999 ESPP.

•	Registration No. 333-101045, registering 1,200,000 shares of the Company Common Stock under the 1999 ESPP.

•	Registration No. 333-106251, registering 10,162,922 shares of the Company Common Stock under the 1999 Plan and 200,000 shares of the Company Common Stock under the 1999 Directors Plan.

•	Registration No. 333-112838, registering 7,217,886 shares of the Company Common Stock under the 1999 Plan, 100,000 shares of the Company Common Stock under the 1999 Directors Plan and 500,000 shares of the Company Common Stock under the 1999 ESPP.

•	Registration No. 333-135754, registering 6,677,048 shares of the Company Common Stock under the TiVo Inc. Amended & Restated 1999 Equity Incentive Plan (the “A&R 1999 Plan”), 200,000 shares of the Company Common Stock under the TiVo Inc. Amended & Restated 1999 Directors Plan (the “A&R 1999 Directors Plan”) and 500,000 shares of the Company Common Stock under the TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan (the “A&R 1999 ESPP”).

•	Registration No. 333-146998, registering 12,500,000 shares of the Company Common Stock under the A&R 1999 Plan, 100,000 shares of the Company Common Stock under the A&R 1999 Directors Plan and 500,000 shares of the Company Common Stock under the A&R 1999 ESPP.

•	Registration No. 333-153178, registering 4,500,000 shares of the Company Common Stock under the A&R 1999 ESPP.

•	Registration No. 333-153179, registering 8,400,000 shares of the Company Common Stock under the TiVo Inc. 2008 Equity Incentive Award Plan.

•	Registration No. 333-163618, registering 4,000,000 shares of the Company Common Stock under the TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (the “2008 Plan”).

•	Registration No. 333-169292, registering 5,000,000 shares of the Company Common Stock under the 2008 Plan.

•	Registration No. 333-176774, registering 5,000,000 shares of the Company Common Stock under the 2008 Plan.

•	Registration No. 333-183692, registering 1,500,000 shares of the Company Common Stock under the A&R 1999 ESPP.

•	Registration No. 333-183693, registering 7,000,000 shares of the Company Common Stock under the 2008 Plan.

•	Registration No. 333-198518, registering 7,500,000 shares of the Company Common Stock under the 2008 Plan.

•	Registration No. 333-212624, registering 2,000,000 shares of the Company Common Stock under the A&R 1999 ESPP.

On September 7, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among the Company, TiVo Corporation (previously referred to as Titan Technologies Corporation), Rovi Corporation (“Rovi”), Nova Acquisition Sub, Inc. (“Rovi Merger Sub”) and Titan Acquisition Sub, Inc. (“TiVo Merger Sub”), Rovi Merger Sub merged with and into Rovi with Rovi as the surviving corporation and Titan Merger Sub merged with and into the Company with the Company as the surviving corporation (collectively, the “Mergers”). As a result of the Mergers, Rovi and the Company each are now wholly owned subsidiaries of TiVo Corporation.

As a result of the Mergers, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registrations Statements as of September 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 2nd day of November, 2016.

TiVo Solutions Inc.

By:	/s/ Thomas Carson
Thomas Carson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Carson Thomas Carson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2016

/s/ Wesley Gutierrez Wesley Gutierrez	Treasurer (Principal Financial and Accounting Officer)	November 2, 2016

/s/ Pamela Sergeeff Pamela Sergeeff	Secretary and Director	November 2, 2016